                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              Hughes Supply, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]  No fee required.


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

HUGHES SUPPLY LOGO
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 20, 1997
                             ---------------------

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of Hughes Supply, Inc., a Florida corporation (the "Company"), will be held in the principal executive offices of the Company at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801, on Tuesday, May 20, 1997, at 10:00 a.m., local time, for the following purposes:

          (1) To elect four Directors to serve for a three-year term expiring at the 2000 Annual Meeting of Shareholders;

          (2) To consider and take action upon a proposal to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock, $1.00 par value per share ("Common Stock"), from 20 million shares to 100 million shares;

          (3) To consider and take action upon a proposal to approve the 1997 Executive Stock Plan; and

          (4) To consider and take action upon any other matters that may properly come before the 1997 Annual Meeting of Shareholders or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 21, 1997 as the record date for the determination of the holders of shares of Common Stock entitled to notice of and to vote at the 1997 Annual Meeting of Shareholders.

                                          By Order of the Board of Directors
                                          /s/ Robert N. Blackford
                                          Robert N. Blackford
                                          Secretary

Orlando, Florida

April 15, 1997


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                              HUGHES SUPPLY, INC.
                             20 NORTH ORANGE AVENUE
                                   SUITE 200
                             ORLANDO, FLORIDA 32801
                             ---------------------

                                PROXY STATEMENT
                             ---------------------


     The enclosed proxy is solicited by the Board of Directors of Hughes Supply, Inc., a Florida corporation (the "Company"), in connection with the 1997 Annual Meeting of Shareholders to be held in the principal executive offices of the Company at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801 on May 20, 1997, at 10:00 A.M., local time, or any adjournment thereof (the "Annual Meeting"). The Company's Annual Report to Shareholders for fiscal year ended January 31, 1997 accompanies this Proxy Statement. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and the enclosed proxy card were first sent or given to shareholders of the Company on or about April 15, 1997.


     Holders of record of the Company's Common Stock, $1.00 par value per share (the "Common Stock"), as of the close of business on March 21, 1997 will be entitled to vote at the Annual Meeting, and each holder of record of Common Stock on such date will be entitled to one vote for each share held. As of March 21, 1997, there were approximately 11,590,873 shares of Common Stock outstanding.

     Shares of Common Stock cannot be voted at the Annual Meeting unless the beneficial owner is present or represented by proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving written notice of revocation to the Company, c/o Robert N. Blackford, Secretary, at the address shown above, or by executing and delivering prior to the Annual Meeting a proxy bearing a later date. Any shareholder who attends the Annual Meeting may revoke the proxy by voting his or her shares of Common Stock in person.


     All properly executed proxies, unless previously revoked, will be voted at the Annual Meeting in accordance with the directions given. With respect to the election of four Directors to serve until the 2000 Annual Meeting of Shareholders, shareholders of the Company voting by proxy may vote in favor of all nominees, may withhold their vote for all nominees or may withhold their vote as to any nominee. With respect to the proposal to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock and the proposal to approve the 1997 Executive Stock Plan, shareholders may vote in favor of or against each such proposal or may abstain from voting with respect to each such proposal. If no specific instructions are given, shares of Common Stock represented by a properly executed proxy will be voted FOR all nominees for election as Directors, FOR the proposal to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock, FOR the proposal to approve the 1997 Executive Stock Plan and in the discretion of the persons named therein as proxies on all other matters that may be brought before the Annual Meeting.


     A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. The four nominees for election as Directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and actually voting at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock issued and outstanding as of the record date for the Annual Meeting is required for the adoption of the proposal to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock. The affirmative vote of a majority of the quorum present at the Annual Meeting is required for the adoption of the proposal to approve the 1997 Executive Stock Plan. Abstentions and non-votes will have no effect on the outcome of the voting to elect the Directors. However, abstentions and non-votes will have the effect of a vote against the proposals described above. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 21, 1997 certain information with respect to the Common Stock, the only class of voting securities outstanding, owned beneficially by each Director of the Company, each executive officer of the Company named in the Summary Compensation Table, and by all Directors and executive officers of the Company as a group. As of March 21, 1997, the Company did not have any beneficial owners of more than 5% of the outstanding Common Stock. Stock ownership information has been furnished to the Company by such beneficial owners or is based upon information contained in filings made by such beneficial owners with the Securities and Exchange Commission (the "Commission").

                                           AMOUNT AND NATURE OF                    APPROXIMATE PERCENT
NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP(1)                      OF CLASS(2)
------------------------                  -----------------------                  -------------------
David H. Hughes.........................           343,297(3)(4)(5)(6)(7)                  2.88%
A. Stewart Hall, Jr.....................            65,476(3)(4)                        *
Vincent S. Hughes.......................           314,685(3)(4)(5)(6)(7)                  2.64%
Russell V. Hughes.......................           209,464(3)(4)(5)(6)(8)                  1.76%
John D. Baker II........................            11,500(9)                           *
Robert N. Blackford.....................            20,684(9)                           *
John B. Ellis...........................            29,500(9)                           *
Clifford M. Hames.......................            23,819(9)                           *
Herman B. McManaway.....................            29,929(9)                           *
Donald C. Martin........................           231,897(4)(9)                           1.95%
H. Corbin Day...........................                 0(10)                          *
Jasper L. Holland, Jr...................            30,388(11)                          *
Clyde E. Hughes III.....................            22,467(12)                          *
Gradie E. Winstead, Jr..................            18,025(13)                          *
All Directors and Executive Officers as
  a Group (19 persons)..................         1,275,868(14)(15)(16)(17)                10.72%(18)

---------------

   * Less than 1%.

 (1) Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned.

 (2) Calculated on the basis of 11,907,081 shares of Common Stock outstanding as of March 21, 1997 and, with respect to each of the persons noted in the table above, the shares subject to options exercisable within 60 days granted to such person. Figures shown only for those persons whose beneficial ownership of shares exceeds 1% of the Common Stock outstanding or deemed to be outstanding for this calculation.

 (3) The number of shares of Common Stock shown following the name of each person identified below in this footnote may be deemed to be beneficially owned by such person in the above table. The following listing sets forth the number of shares of Common Stock subject to options held by each of the following persons under the Hughes Supply, Inc. 1988 Stock Option Plan (the "1988 Stock Option Plan") which are exercisable within 60 days: David H. Hughes, 43,500; A Stewart Hall, Jr., 43,500; Vincent S. Hughes, 19,000; and Russell V. Hughes, 20,000. The aggregate number of shares credited to the accounts of each such person under the Hughes Supply, Inc. Employee Stock Ownership Plan (the "ESOP") is as follows: David H. Hughes, 4,306; A. Stewart Hall, Jr., 2,585; and Vincent S. Hughes, 2,855. The indicated persons are considered to have sole voting power and shared investment power with respect to the shares credited to their accounts under the ESOP. Such persons are also beneficiaries under the Company's Cash or Deferred Profit Sharing Plan (the "Profit Sharing Plan") which holds

     30,499 shares of Common Stock as unallocated assets of the Profit Sharing Plan. Such persons disclaim beneficial ownership of any of the shares held by the Profit Sharing Plan and none of such shares are included in the table above as owned by such persons.

 (4) The number of shares of Common Stock shown in the above table to be beneficially owned includes shares held subject to shared voting power or shared investment power as follows: (i) shared voting power: David H. Hughes, 129,070; Vincent S. Hughes, 147,033; Russell V. Hughes, 169,017; and Donald C. Martin, 56,569; (ii) shared investment power: David H. Hughes, 133,376; A. Stewart Hall, Jr., 2,585; Vincent S. Hughes, 149,888; Russell V. Hughes, 169,017; and Donald C. Martin, 56,569.

 (5) Each of the indicated Directors is an executive officer and director of, and owns a one-third equity interest in Hughes, Inc., a corporation to which the Company makes payments for the lease of certain properties. See "Certain Transactions with Management."

 (6) Includes 40,645 shares of Common Stock held by Hughes, Inc., the corporation described in footnote (5) above. Russell V. Hughes, David H. Hughes and Vincent S. Hughes are considered to share voting and investment power with respect to such shares and all such shares are reported in the table above as beneficially owned by each such person. David H. Hughes and Vincent S. Hughes are brothers; and Russell V. Hughes is a first cousin of David H. Hughes and Vincent S. Hughes.

 (7) Includes 86,507 shares of Common Stock held by three trusts of which David
     H. Hughes and Vincent S. Hughes are co-trustees. All of the shares held by these trusts are included in the table above as beneficially owned by each of David H. Hughes and Vincent S. Hughes.

 (8) Does not include 21,263 shares of Common Stock owned in a trust by Mr. Hughes' wife as to which shares Mr. Hughes disclaims beneficial ownership.

 (9) Includes the number of shares of Common Stock subject to options granted under the Directors' Stock Option Plan (the "Directors' Plan") for nonemployee Directors as follows: John D. Baker II, 7,500; Robert N. Blackford, 7,500; John B. Ellis, 22,500; Clifford M. Hames, 17,450; Herman
     B. McManaway, 13,500; and Donald C. Martin, 7,500.

(10) 455,945 shares of Common Stock are owned of record by Jemison Investment Co., Inc., a Delaware corporation ("Jemison"). Mr. Day is the Chairman of the Board of Directors of Jemison, and he and members of his immediate family own an equity interest in Jemison. Mr. Day disclaims beneficial ownership of these shares.

(11) Includes 2,578 shares of Common Stock held by the ESOP and 24,000 shares of Common Stock represented by options under the 1988 Stock Option Plan which are exercisable within 60 days. Mr. Holland is considered to have sole voting power with respect to 30,388 shares, sole investment power with respect to 27,810 shares, and shared investment power with respect to 2,578 shares.

(12) Includes 1,932 shares of Common Stock held by the ESOP and 7,000 shares of Common Stock represented by options under the 1988 Stock Option Plan which are exercisable within 60 days. Mr. Hughes is considered to have sole voting power with respect to 18,734 shares, sole investment power with respect to 16,802 shares, shared investment power with respect to 5,665 shares, and shared voting power with respect to 3,733 shares.

(13) Includes 555 shares of Common Stock held by the ESOP and 16,000 shares of Common Stock represented by options under the 1988 Stock Option Plan which are exercisable within 60 days. Mr. Winstead is considered to have sole voting power with respect to 16,555 shares, sole investment power with respect to 16,000 shares, shared investment power with respect to 2,025 shares, and shared voting power with respect to 1,470 shares.

(14) Includes 86,507 shares of Common Stock held by three trusts of which David
     H. Hughes and Vincent S. Hughes are co-trustees and with respect to which they share voting and dispositive power, and 40,645 shares of Common Stock owned by Hughes, Inc., with respect to which David H. Hughes, Vincent S. Hughes and Russell V. Hughes share voting and dispositive power.

(15) Includes an aggregate of 240,258 shares of Common Stock subject to options under the 1988 Stock Option Plan exercisable within 60 days held by Directors and executive officers of the Company as a group and 75,950 shares of Common Stock subject to unexercised stock options under the Directors' Plan held by nonemployee Directors of the Company as a group.

(16) Includes an aggregate of 18,204 shares of Common Stock credited to the accounts of Directors and executive officers of the Company under the ESOP.

(17) Sole voting power with respect to 936,773 shares, shared voting power with respect to 795,040 shares, sole investment power with respect to 918,569 shares and shared investment power with respect to 813,244 shares.

(18) Calculated on the basis of 11,907,081 shares of Common Stock, including 11,590,873 shares outstanding and 316,208 shares subject to options which have been deemed outstanding for the purpose of computing such percentage.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, executive officers and persons who beneficially own more than 10% of the Common Stock to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of such Common Stock. Directors, executive officers and beneficial owners of more than 10% of the Common Stock are required by Commission rules to furnish the Company with copies of all such reports. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations from the Company's Directors and executive officers that no other reports were required, all
Section 16(a) filing requirements applicable to the Company's Directors and executive officers were complied with during the year ended January 31, 1997.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

     Executive officers are elected annually by the Board of Directors following each annual meeting of shareholders to serve for a one-year term and until their successors are elected and qualified. The compensation of the Company's executive officers is established by the Board of Directors after receiving the recommendation of the Compensation Committee of the Board of Directors (the "Compensation Committee"). The following sets forth the name of each executive officer of the Company and the principal positions and offices he holds with the Company. Unless otherwise indicated, each of these officers has been employed by the Company or a subsidiary of the Company for more than five years and has served as an executive officer of the Company for at least five years.

NAME                                         AGE                    POSITION
----                                         ---                    --------
David H. Hughes............................  53    Chairman of the Board and Chief Executive
                                                   Officer since November 1986.
A. Stewart Hall, Jr........................  54    President and Chief Operating Officer since
                                                   March 1994. Previously, Mr. Hall served as
                                                   Executive Vice President.
Russell V. Hughes..........................  71    Vice President since February 1971.
Vincent S. Hughes..........................  56    Vice President since April 1972.
Jasper L. Holland, Jr......................  55    Regional Vice President since June 1994.
                                                   Previously, Mr. Holland served as a Vice
                                                   President.
Clyde E. Hughes III........................  49    Regional Vice President since June 1994.
                                                   Previously, Mr. Hughes served as a Regional
                                                   Manager.
James C. Plyler, Jr........................  53    Regional Vice President since February
                                                   1996. Previously, Mr. Plyler served as
                                                   President of a subsidiary operation.

Name                                                           Age  Position
----                                                           ---  --------
Kenneth H. Stephens..................................          56   Regional Vice President since June 1994. Previously,
                                                                    Mr. Stephens served as a Vice President.
Sidney J. Strickland, Jr.............................          46   Vice President of Purchasing and Administration since
                                                                    August 1994. Previously, Mr. Strickland served as
                                                                    Director of Corporate Services and Director of Human
                                                                    Resources.
Gradie E. Winstead, Jr...............................          47   Regional Vice President since June 1994. Previously,
                                                                    Mr. Winstead served as a Regional Manager.
Peter J. Zabaski.....................................          48   Regional Vice President from June 1994 to February
                                                                    1997. Mr. Zabaski resigned from his position as
                                                                    Regional Vice President in February 1997. Prior to
                                                                    June 1994, Mr. Zabaski served as President of a
                                                                    subsidiary operation.
J. Stephen Zepf......................................          47   Treasurer and Chief Financial Officer since April
                                                                    1984.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any previous filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Shareholder Return Performance Graph shall not be incorporated by reference into any of such filings.

  Introduction

     The compensation of the Company's executive officers is established annually by the Board of Directors acting upon the recommendation of the Compensation Committee. The members of the Compensation Committee are nonemployee Directors appointed by the Board of Directors immediately following each annual meeting of shareholders. Since the 1996 Annual Meeting, the members consisted of John B. Ellis, John D. Baker II, and Donald C. Martin. During the last fiscal year, the executive management group consisted of the executive officers of the Company. The recommendations of the Compensation Committee with respect to executive management compensation for the last fiscal year were made by the Compensation Committee and adopted by the Board of Directors on January 25, 1996, and March 12, 1996, respectively.

  Compensation Policy and Committee Recommendation

     The goal of the Company's executive compensation policy is to attract, retain and motivate qualified executive management under a competitive compensation program which regards individual performance and increases shareholder value. To achieve this goal, the Compensation Committee evaluated the respective positions, the competitive market for the required management skills, individual performance and potential, and the potential for motivating Company and individual performance. Before finalizing its recommendation, the Compensation Committee also considered the recommendation of the Company's Chief Executive Officer with respect to the compensation of each of the other executive officers.

  Compensation Program

     The main components of the Company's executive management compensation program are base salaries, annual and long-term performance based incentive bonus plans, stock plans, and retirement plans. Each of these components is discussed in the remainder of this report.

     Information with respect to the compensation paid to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company for the last fiscal year and for each of the two previous fiscal years, descriptions of certain of the compensation plans referred to in this report, and a Shareholder Return Performance Graph illustrating cumulative share return with respect to the Common Stock are set forth elsewhere in this Proxy Statement following this report.

     Base Salaries

     Base salaries are intended to establish a level of compensation which, together with the other components of the compensation program, will help the Company attract and retain the talent needed to meet the challenges of the competitive industry in which it operates while maintaining an acceptable level of fixed labor costs. The Compensation Committee's recommendation with respect to base salaries was based upon the Compensation Committee's evaluation of the responsibility and scope of each position, the level of pay for comparable positions in the industry and, with respect to each of the executive officers, his performance over an extended period of time, and the value and potential to him of other elements of the Company's compensation program.

     Annual Incentive Plan

     The Company's annual incentive plans are intended to motivate and reward short-term performance by providing cash bonus payments based upon required performance goals defined, depending upon the particular plan, as income before taxes measured against the Company's profit, return on investment, or return on investment and return on sales. Upon achievement of the required performance goal, the bonus paid to a participant is determined, depending upon the particular plan, as a percentage of the base salary of the participant or as the sum of a percentage of the funds available for the payment of such bonus and a percentage of the participant's base salary up to a designated maximum percentage of the participant's base salary. The designation of the annual incentive plan participants, the definition of the required performance goals, and the determination of bonuses to be paid upon the achievement of the required performance goals are established annually by the Board of Directors upon the recommendation of the Compensation Committee.

     With respect to each specific annual incentive plan, the Compensation Committee recommended ambitious performance goals which are sufficiently achievable to provide a meaningful incentive for superior performance, and recommended as participants those executive officers who are in positions most responsible for the success of the Company. Except for Russell V. Hughes, each of the executive officers was recommended by the Compensation Committee and designated by the Board of Directors as a participant in a specific annual incentive plan during the last fiscal year.

     Long-Term Incentive Bonus Plans

     The Company's Chief Executive Officer, President, and Chief Financial Officer also participate in certain Senior Executives' Long-Term Incentive Bonus Plans which are intended to motivate and reward sustained performance. Under each of these plans an incentive bonus is paid if a designated earnings per share goal is met during the designated performance period of three or more fiscal years. Such incentive bonus payments, in each case, are determined by applying a percentage, based upon achievement, of the applicable earnings per share goals, to the base salaries of the participants.

     During the last fiscal year, the Board of Directors, upon the recommendation of the Long-Term Incentive Bonus Plan Committee, adopted a performance plan under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year periods up to and including the Company's fiscal year to be ended January 29, 1999. Under this performance plan each participant would receive a bonus equal to a percentage of his base salary for the final year of the performance period if, and to the extent, the Company's earnings per share during the performance period reach or exceed the required goal. Any such bonus would be payable in cash and Common Stock. During the last fiscal year the designated officers also participated in similar senior executives' long-term incentive plans adopted in previous fiscal years.

     Stock Plans

     The Company's stock plans in the executive compensation program, including the 1988 Stock Option Plan and the ESOP, are intended as incentives to enhance shareholder values by providing to plan participants an opportunity to benefit from increases in the value of the Common Stock.

     Participation under the 1988 Stock Option Plan is limited to executive officers and other selected key employees of the Company and its subsidiaries. The Company granted an aggregate of 100,000 options under the 1988 Stock Option Plan on March 12, 1996.

     Retirement Plans

     The retirement plans in the Company's executive compensation program, including the Supplemental Executive Retirement Plan (the "Retirement Plan") and the Profit Sharing Plans are intended to encourage and reward long-term employment with the Company.

     The Retirement Plan was adopted on September 30, 1986. Eleven of the executive officers, all of those who were fifty-five years of age or younger on the date of adoption of the Retirement Plan, are participants under the Retirement Plan.

     The Profit Sharing Plan is a contributory plan for the benefit of substantially all employees of the Company. Each of the executive officers is a participant under the Profit Sharing Plan. Participants may make limited contributions under the Profit Sharing Plan by salary reduction. Contributions by the Company under the Profit Sharing Plan include those required to match a portion of a participant's contribution and may include limited additional contributions within the discretion of the Board of Directors. The Company's discretionary contribution to the Profit Sharing Plan for the last fiscal year is allocated among the participants based upon the relative salaries of the participants.

  Compensation of the Chief Executive Officer

     Mr. David H. Hughes, the Company's Chairman of the Board and Chief Executive Officer, is eligible to participate in the same components of the executive officers' compensation program available to the other executive officers described above, and the recommendation of the Compensation Committee with respect to Mr. Hughes' compensation was determined in the manner outlined above with respect to the executive officers. During the last fiscal year the Compensation Committee recommended, and the Board of Directors approved and implemented, an increase in Mr. Hughes' base salary from $240,000 to $255,000 in order to compensate him in a manner more consistent with his responsibilities. The Compensation Committee believes that Mr. Hughes' base salary is conservative in comparison to his peers in the industry. For the last fiscal year Mr. Hughes' annual compensation was $382,500, including a bonus of $127,500 earned under the annual incentive plan. Mr. Hughes also earned a bonus payment under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year performance period ended January 31, 1997.

  Conclusion

     The Compensation Committee believes that the policies articulated above will continue to ensure that the interests of the Company's executive management group are tied to the interests of the Company's shareholders.

     Submitted by the Compensation Committee of the Board of Directors.

                                  John B. Ellis, Chairman
                                  John D. Baker II
                                  Donald C. Martin

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The Company's compensation program for executive management includes base salaries, annual and long-term performance based incentive bonus plans, stock plans, and retirement plans. The compensation of each executive officer was established by the Board of Directors acting upon the recommendation of the Compensation Committee. With respect to each executive officer, base salary and selected other components of the compensation package are integrated on an individual basis in an effort to carry out the Company's executive compensation policy.

     The following table sets forth the annual, long-term and other compensation for the Company's Chief Executive Officer and each of the other four most highly compensated executed officers (the "named executives") during the last fiscal year, as well as the total annual compensation paid to each individual for the two previous fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL          LONG-TERM
                                                  COMPENSATION      COMPENSATION
                                                -----------------   ------------
              NAME AND                 FISCAL   SALARY     BONUS    LTIP PAYOUTS         ALL OTHER
         PRINCIPAL POSITION             YEAR      ($)       ($)         ($)          COMPENSATION($)(1)
-------------------------------------  ------   -------   -------   ------------     ------------------
David H. Hughes......................   1997    255,000   127,500     255,000(2)           8,746
  Chairman of the Board and Chief       1996    240,000   120,000     240,000(3)
  Executive Officer                     1995    210,000   105,000           0
A. Stewart Hall, Jr..................   1997    210,000   105,000     210,000(2)           8,979
  President and Chief Operating
Officer                                 1996    200,000   100,000     200,000(3)
                                        1995    180,000    90,000           0
Clyde E. Hughes III..................   1997    133,000   133,000           0              8,259
  Regional Vice President               1996    126,500   100,004           0
                                        1995    115,000    69,000           0
Jasper L. Holland, Jr................   1997    139,000   116,675           0              9,279
  Regional Vice President               1996    132,000    72,939           0
                                        1995    120,000    72,000           0
Gradie E. Winstead, Jr...............   1997    126,000   126,000           0              8,039
  Regional Vice President               1996    120,000   108,963           0
                                        1995    100,000    60,000           0

---------------

(1) Includes the amounts indicated below for the 1997 fiscal year: (i) the cost of premiums paid by the Company for life insurance provided to the named executive; (ii) matching contributions made to the accounts of the named executive in the Profit Sharing Plan; and (iii) Company discretionary contributions to the Profit Sharing Plan.

                                                 INSURANCE      MATCHING       DISCRETIONARY
EXECUTIVE                                         PREMIUM     CONTRIBUTION    CONTRIBUTION(4)
---------                                        ---------    ------------    ---------------
David H. Hughes................................   $1,584         $2,250           $4,912
A. Stewart Hall, Jr............................    1,817          2,250            4,912
Clyde E. Hughes III............................    1,097          2,250            4,912
Jasper L. Holland, Jr..........................    2,117          2,250            4,912
Gradie E. Winstead, Jr.........................      877          2,250            4,912

---------------

(2) Bonus payments under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year performance period ended January 31, 1997.
(3) Bonus payments under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year performance period ended January 26, 1996.

(4) Contribution estimated as named person's pro rata plan interest, as last calculated by the plan trustee, applied to the Company's aggregate contribution of $600,000 for the year ended January 31, 1997.

BONUS PLANS

     The Company has annual incentive plans for members of its executive management, and for its sales, branch and department managers and other key employees. Bonuses are awarded under the annual incentive plans upon achievement of required performance goals by applying the percentage provided for under such plans to the base salaries of members of its executive management. Individual bonuses may also be awarded to executive management and other key employees by the Board of Directors based upon job performance or other criteria within the discretion of the Board of Directors.

     The Company also has long-term performance based incentive bonus plans to provide incentive compensation to reward selected key senior executives for achieving specified Company performance goals. The Chief Executive Officer, the President, and the Chief Financial Officer are the selected participants in the Senior Executives' Long-Term Incentive Bonus Plans for fiscal years 1997, 1998 and 1999. Each of these plans is a performance plan providing for the payment of an incentive bonus at the end of the three fiscal year performance period if the Company's earnings per share criteria in the plan are met.

     The Senior Executives' Long-Term Incentive Bonus Plans for fiscal years 1997, 1998 and 1999 were adopted by the Board of Directors on May 24, 1994, March 15, 1995 and March 12, 1996, respectively and were incorporated into the Senior Executives' Long-Term Incentive Bonus Plan approved by the shareholders at the 1994 Annual Meeting. Each such plan provides for payments based upon cumulative growth in the Company's earnings per share during the three fiscal year performance periods ending with January 31, 1997, January 30, 1998, and January 29, 1999, respectively. Under each of the plans, the participants would receive a bonus of from 25% to 100% of base salary for the final year of the performance period if the Company achieves the required earnings per share for such performance period. Any bonus earned would be paid in equal portions of cash and shares of Common Stock of the Company at the fair market value on the final day of the applicable performance period. Under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year performance period ending January 31, 1997, the Company achieved the earnings required for the payment of bonuses equal to 100% of the base salary for each participant. The payouts under such plan aggregated $585,000 and, in accordance with the plan, were paid one half in cash and one half in shares of Common Stock of the Company valued on the fair market value of the stock on the last day of the 1997 fiscal year.

     The following table provides information concerning estimated future payouts to the Company's Chief Executive Officer and the only other participant among the Company's other four most highly compensated executive officers under the Senior Executives' Long-Term Incentive Bonus Plan for fiscal year 1999. If fully diluted earnings per share falls between the minimum earnings requirement for a bonus payment and the earnings requirement for the maximum permissible bonus payment, the amount of the bonus payment is prorated between the minimum ("threshold") bonus payment and the maximum permissible bonus payment.

              LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

                                                                                    ESTIMATED FUTURE
                                                                                   PAYOUTS UNDER NON-
                                                                                    STOCK PRICE-BASED
                                                                 PERFORMANCE OR         PLANS(1)
                                                    NUMBER OF     OTHER PERIOD     -------------------
                                                     RIGHTS     UNTIL MATURATION   THRESHOLD   MAXIMUM
NAME                                                   (#)         OR PAYOUT          ($)        ($)
----                                                ---------   ----------------   ---------   -------
David H. Hughes...................................      1           3 years         75,816     303,264
A. Stewart Hall, Jr...............................      1           3 years         65,610     262,440

---------------

(1) Based on estimated base salary levels for final year of performance period. If earnings per share fall between the amount required for a threshold bonus payment and the amount required for the maximum permissible bonus payment, the amount of the bonus payment is prorated accordingly.

     Under the Senior Executives' Long-Term Incentive Bonus Plan, as amended January 25, 1996, the Compensation Committee, in its sole discretion, may establish separate performance plans and designate the performance periods, goals, participants, and bonus payments to be made under such plans if the required performance goals are achieved.

1988 STOCK OPTION PLAN

     The 1988 Stock Option Plan presently authorizes the granting of options, in addition to those presently outstanding, for the purchase of up to 516,519 shares of Common Stock to key executive, management, and sales employees. Under the 1988 Stock Option Plan, options may be granted at prices not less than market value on the date of grant, but prices for incentive stock options granted to employees who own more than 10% of the Common Stock must be granted at least 110% of such market value. Options may be granted from time to time through May 1998. Such options may be exercisable for up to 10 years from the date of grant, except in the case of employees owning more than 10% of the Common Stock, for whom incentive stock options may be exercisable only up to 5 years from the date of grant. The 1988 Stock Option Plan permits the granting of both incentive stock options and other stock options and the granting of options with cash surrender rights comparable to stock appreciation rights ("SARs"). No options other than incentive stock options have been granted under the 1988 Stock Option Plan nor have any options been granted with SARs. Under the terms of the 1988 Stock Option Plan, as amended March 12, 1996, the 1988 Stock Option Plan Committee of the Board of Directors has the authority, solely within its discretion, to determine the terms of and to make grants of any additional options under the 1988 Stock Option Plan. The 1988 Stock Option Plan Committee granted an aggregate of 100,000 options on March 12, 1996.

     The following table summarizes options exercised during the fiscal year ended January 31, 1997 and presents the value of unexercised options held by the named executives at fiscal year end.

            AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT               IN-THE-MONEY OPTIONS
                                SHARES                        JANUARY 31, 1997(#)         AT JANUARY 31, 1997($)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                          EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   -----------   -----------   -------------   -----------   -------------
David H. Hughes.............         0             0        43,500          9,000         641,438        252,000
A. Stewart Hall, Jr.........         0             0        43,500          9,000         641,438        252,000
Clyde E. Hughes III.........     3,000        66,375         7,000          4,000         134,125         81,000
Jasper L. Holland, Jr.......         0             0        24,000          6,000         364,500        168,000
Gradie E. Winstead, Jr......         0             0        16,000          4,000         247,750         81,000

EMPLOYEE STOCK OWNERSHIP PLAN

     The ESOP covers employees of the Company and certain of its subsidiaries who have attained the age of 21 and completed at least 12 months of service. SunTrust Banks, Inc. is trustee of the ESOP. The ESOP is administered by an administrative committee appointed by the Company's Board of Directors. Contributions by the Company, which may consist of cash, stock of the Company, or other property acceptable to the trustee, are made at the discretion of the Company's Board of Directors, but may not exceed the maximum amount deductible for federal income tax purposes. Allocations of contributions are made to the accounts of active participants on the basis of their compensation. Vested percentages of their accounts (valued in accordance with the ESOP) are distributed to participants upon termination of employment. Vested percentages are based upon periods of service as follows: less than 3 years, 0%; 3 years, 20%; 4 years, 40%; 5 years, 60%; 6 years, 80%; 7 years or more, 100%. No contribution was made by the Company to the ESOP for the fiscal year ended January 31, 1997.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company has Supplemental Executive Retirement Plan Agreements with certain of its executive officers providing for the payment by the Company of supplemental retirement compensation in addition to any compensation paid under the Company's other benefit programs. The Company is obligated to pay supplemental retirement compensation, pursuant to the Supplemental Retirement Plan Agreements, to each of such officers (i) after retirement of such executive officer from the service of the Company, or (ii) upon such officer's total disability while in the employ of the Company, provided such disability continues until the executive officer's normal retirement date. Supplemental retirement compensation will be based upon the salary portion of such executive officer's annual compensation (not including any bonus or other compensation) for the final year of employment prior to retirement, or for the final year of employment prior to the disability preceding disability retirement, as the case may be, ("final salary"), and will be payable monthly following such retirement for a period of 15 years. The rate per annum of supplemental retirement compensation in the case of retirement or disability retirement at age 65 shall be equal to 35% of final salary or, in the case of early retirement or early disability retirement with the approval of the Company prior to age 65 but not earlier than age 55 shall be reduced proportionately to from 96% of 35% of final salary upon retirement at age 64 to 60% of 35% of final salary upon retirement at age 55. Death benefits are payable under each of the agreements in the event of death while employed by the Company but prior to disability retirement. Death benefits are payable monthly for a period of 10 years after death at the rate per annum equal to 35% of final base salary. Benefits under the Supplemental Executive Retirement Plan Agreements are totally nonvested, unfunded retirement and death benefits.

CASH OR DEFERRED PROFIT SHARING PLAN

     The Profit Sharing Plan is for the benefit of substantially all employees of the Company and its subsidiaries. SunTrust Banks, Inc. is trustee of the Profit Sharing Plan. The Profit Sharing Plan is administered by an administrative committee appointed by the Company's Board of Directors. Eligible employees may contribute to the Profit Sharing Plan by salary reduction, and before imposing federal income taxes, from 2% to 15% of their cash compensation up to a maximum of $7,000 per year as adjusted for inflation ($9,500 for 1997). On employee contributions of up to 3% of the employee's cash compensation, the Company will contribute a matching contribution of 50% of the employee's contribution. Additional discretionary contributions by the Company, which may be either a fixed dollar amount of a percentage of profits, may be made to the Profit Sharing Plan at the discretion of the Company's Board of Directors, but all employee and Company contributions may not exceed the maximum amount deductible for federal income tax purposes. Allocations of discretionary Company contributions are made to the accounts of active participants on the basis of their compensation. The full amounts credited to their accounts (valued in accordance with the Profit Sharing Plan) are distributed to participants upon their death or retirement. For participants who cease to be employees prior to death or retirement, the amounts distributed are 100% of the participant's contribution account and the vested percentage of the participant's Company contribution account based upon the participant's period of service as follows: less than 3 years, 0%; 3 years, 20%; 4 years, 40%; 5 years, 60%; 6 years, 80%; 7 years or more, 100%. For the fiscal year ended January 31, 1997, all contributions by the Company to the Profit Sharing Plan were made to match contributions by employees and a contribution of $600,000 was made by the Company to the Profit Sharing Plan for the period.

OTHER BENEFITS

     The Company provides $250,000 life insurance policies for its executive officers, and $100,000 life insurance policies for other key employees.

CASH COMPENSATION OF DIRECTORS

     Nonemployee Directors of the Company receive an annual retainer of $15,000 and attendance fees of $1,000 for each Board meeting attended in person or $250 for each Board meeting attended by telephone conference. For each meeting of a committee of the Board of Directors such nonemployee Directors receive an attendance fee of $500 for attendance in person or $250 for attendance by telephone conference. Directors who are employees of the Company do not receive directors' or committee members' fees. John D. Baker II, Robert N. Blackford, John B. Ellis, Clifford M. Hames, Herman B. McManaway and Donald C. Martin served as nonemployee Directors and received nonemployee Director's fees during the fiscal year ended January 31, 1997. H. Corbin Day's nonemployee Director's fees were prorated to reflect his abbreviated term as a member of the Company's Board of Directors during the fiscal year ended January 31, 1997.


DIRECTORS' STOCK OPTION PLAN


     Each of the nonemployee Directors is a participant in the Directors' Plan. Under the Directors' Plan, options for the purchase of Common Stock are granted to the participants on the date of each annual meeting of the Board of Directors following each annual meeting of the shareholders. Under the Directors' Plan approved by the shareholders in 1989, options with respect to an aggregate of 12,000 shares, equally divided among the then participants, were granted to the participants in each of the years 1989 through 1993. The Directors' Plan was amended with shareholder approval in 1994 to provide for the granting of options with respect to an aggregate of 15,000 shares, equally divided among the then participants in each of the years 1994 through 1998. Options granted under the Directors' Plan are granted for the purchase of shares at a purchase price of 100% of the current market value of the Common Stock on the date of the grant and expire 10 years after the date of the grant or earlier in the event of termination of service as a nonemployee Director or under the circumstances set forth in the Directors' Plan. Such options are not incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"). During the last fiscal year, options with respect to an aggregate of 15,000 shares, divided equally between the six nonemployee Directors (who served as Directors for the entire fiscal year), were granted at a purchase price of $38.50 per share.


     The following table sets forth the aggregate numbers of shares of Common Stock subject to stock options granted and outstanding as of March 21, 1997 under the Directors' Plan to the named participants and to all such participants as a group, the average per share exercise prices applicable to such shares, and the net values (market value less exercise price) for such shares realized during the fiscal year ended January 31, 1997.

                                        AGGREGATE NUMBER OF
                                           SHARES SUBJECT                                  NET VALUE REALIZED
                                             TO OPTIONS                                    DURING FISCAL YEAR
                                                 AT               AVERAGE PER SHARE              ENDED
NAME                                    JANUARY 31, 1997(#)       EXERCISE PRICE($)       JANUARY 31, 1997($)
----                                   ----------------------   ----------------------   ----------------------
John D. Baker II.....................           7,500                   27.71                         0
Robert N. Blackford..................           7,500                   27.71                   352,000
H. Corbin Day........................               0                       0                         0
John B. Ellis........................          22,500                   19.04                         0
Clifford M. Hames....................          17,450                   21.00                   119,288
Donald C. Martin.....................           7,500                   27.71                         0
Herman B. McManaway..................          13,500                   21.81                    70,125
All Participants as a Group (7
  persons)...........................          75,950                   22.55                   541,413

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Donald C. Martin, a nonemployee Director member of the Compensation Committee, provides consulting services to the Company under a consulting agreement and leases property under a lease agreement with the Company. Information with respect to the consulting agreement and the lease agreement is set forth under "Certain Transactions with Management" in this Proxy Statement.

     As indicated in the Compensation Committee Report on Executive Compensation set forth elsewhere in this Proxy Statement, David H. Hughes, the Chairman of the Board and Chief Executive Officer of the Company, consulted with the Compensation Committee with respect to the compensation of the executive management group and submitted to the Compensation Committee his recommendation for compensation of the other members of the group. Mr. Hughes, who is not a member of the Compensation Committee, consulted with the Compensation Committee and provided his recommendation at the Compensation Committee's request.

CERTAIN TRANSACTIONS WITH MANAGEMENT

     The Company and certain of its subsidiaries lease certain buildings and properties from Hughes, Inc., a company of which David H. Hughes, Vincent S. Hughes, and Russell V. Hughes are the officers and directors, and in which each owns a one-third interest. During the last fiscal year 16 such leases were in effect with respect to 15 locations in Florida and one location in Georgia. Each lease was entered into on or prior to March 11, 1992 and most of such leases will expire on or after March 31, 1998. Such leases typically relate to branch facilities including buildings ranging in size from approximately 15,000 to 45,000 square feet together with outside parking and storage areas ranging in size from approximately 35,000 square feet to several acres. The two largest buildings leased from Hughes, Inc. were the Orlando Electric sales branch facility which is approximately 108,000 square feet and the Orlando Plumbing sales branch facility which is approximately 64,000 square feet.

     Under leases in effect during the fiscal year ended January 31, 1997, the Company and its subsidiaries made rental payments to Hughes, Inc. aggregating $1,193,343. The Company also pays real estate taxes, building insurance and repairs, other than structural repairs, with respect to the leased properties. During the last fiscal year the Company paid real estate taxes and building insurance on the leased properties of $158,934 and $19,096, respectively. Maintenance repairs paid by the Company during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     During the fiscal year ended January 31, 1997, the Company and its subsidiaries also made rental payments to Hughes, Inc. of approximately $118,733 for the use of an aircraft belonging to Hughes, Inc.

     Donald C. Martin, a member of the Board of Directors, is a party to a consulting agreement and two lease agreements with the Company entered into under the terms of an acquisition agreement, dated June 30, 1993, between Mr. Martin and the remaining stockholders of Electrical Distributors, Inc. ("EDI"), pursuant to which EDI was acquired by the Company. Under the consulting agreement, Mr. Martin has provided and will continue to provide consulting services to the Company for a five year period, which began July 1, 1993, for annual compensation of $50,000, the amount paid to him during the last fiscal year. The lease agreements between Mr. Martin and the Company relate to two buildings in Atlanta, Georgia, both of which are occupied by a branch facility of the Company. One lease, which expires June 30, 1998, relates to an approximately 32,780 square foot building with approximately 60,000 square feet of outside parking and storage space. The second lease, which was executed July 1, 1996 for a term expiring June 30, 1998, relates to an approximately 22,400 square foot building with approximately 30,000 square feet of outside parking and storage space. During the fiscal year ended January 31, 1997, the Company made rental payments to Mr. Martin aggregating $200,925. The Company also pays real estate taxes, building insurance and repairs, other than structural repairs, with respect to the leased properties. During the last fiscal year the Company paid real estate taxes and building insurance on the leased properties of $22,525 and $3,564, respectively. Maintenance repairs which were paid for by the Company during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     Pursuant to the Acquisition Agreement, dated May 13, 1996, by and among the Company, Jemison, PVF Holdings, Inc. ("PVF"), Southwest Stainless, Inc. ("Southwest"), Multalloy, Inc., a New Jersey corporation ("Multalloy NJ"), Multalloy, Inc., a Texas corporation ("Multalloy Tx"), and Houston Products & Machine, Inc., ("HPP") (Southwest, Multalloy NJ, Multalloy Tx and HPM are collectively referred to herein as the "Sellers"), the Company acquired substantially all of the assets of the Sellers and assumed certain liabilities (the "PVF Acquisition"). The aggregate base consideration paid in the PVF Acquisition was approximately $99 million, consisting of cash in the amount of $44.4 million, the issuance of the seller note in the amount of $30 million, the issuance of 669,956 shares of Common Stock, with an agreed aggregate value of approximately $18,600,000, and the assumption of $6.5 million of bank debt. In addition, cash in the amount of $7.5 million was issued to Jemison as an adjustment to the base price paid by the Company on the closing date. H. Corbin Day, a member of the Board of Directors, is the Chairman of the Board of Directors of Jemison, and he and members of his immediate family own an equity interest in Jemison. Prior to the closing of the PVF Acquisition, Jemison was a shareholder of PVF, the sole shareholder of the Sellers. Subsequent to the closing, the Sellers were liquidated into PVF, and PVF was thereafter liquidated into Jemison, at which time Jemison succeeded to the ownership of the Company's Common Stock previously owned by PVF.

     The Company leases certain buildings and properties from SWS-TX Realty, Inc. ("SWS-TX Realty"), Jem-Realty, LLC ("Jem-Realty"), and SWS-GA Realty, Inc. ("SWS-GA Realty"). Mr. Day is the sole shareholder of SWS-TX Realty and SWS-GA Realty, and Jem-Realty is a wholly-owned subsidiary of Jemison.

     During the last fiscal year, 6 such leases were in effect with respect to 4 locations in Texas, one location in Georgia, and one location in North Carolina. All of the leases were entered into on May 13, 1996. All of the leases will expire on May 12, 1999, except for one lease which will expire on May 12, 1997. Each lease typically relates to branch facilities ranging in size from approximately 15,000 to 44,500 square feet, together with outside storage and parking.

     Under leases in effect during the fiscal year ended January 31, 1997, the Company made rental payments to SWS-TX Realty, Jem-Realty, and SWS-GA Realty, aggregating $569,969. During the last fiscal year, the Company paid real estate taxes in respect of the leased properties. The Company also pays for repairs, other than structural repairs, with respect to the leased properties. Maintenance repairs paid by the Company during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     Certain of the Company's subsidiaries occupy buildings and properties leased from Union Warehouse & Realty Co. ("Union") and Monoca Realty Co. ("Monoca"), entities in which James C. Plyler, Jr., a Vice President of the Company, and members of his immediate family own an equity interest. Mr. Plyler owns a 12.35% equity interest in Union and members of his immediate family own the remaining equity interest. Monoca is a general partnership in which Mr. Plyler owns a 25% equity interest and members of his immediate family own an additional 50% equity interest.

     During the last fiscal year 13 such leases were in effect with respect to 8 locations in North Carolina and 5 locations in South Carolina. Most of these leases were entered into prior to February 1, 1996 when Mr. Plyler became a Vice President of the Company. Most of the leases will expire on February 1, 1998. Each lease typically relates to branch facilities, including buildings ranging in size from approximately 10,000 to 49,000 square feet together with outside parking and storage areas ranging in size from approximately 25,000 to 75,000 square feet.

     Under leases in effect during the fiscal year ended January 31, 1997, subsidiaries of the Company made rental payments to Union and Monoca aggregating $674,280. During the last fiscal year the Company paid real estate taxes of $53,134. The subsidiaries also pay for repairs, other than structural repairs, with respect to the leased properties. Maintenance repairs which were paid for by the subsidiaries during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     A subsidiary of the Company occupies an approximately 8,200 square foot building with approximately 10,000 square feet of outside parking and storage space in Clarksville, Tennessee under a 3 year lease with Peter J. Zabaski, formerly a Regional Vice President of the Company. Under the lease, which was executed on February 1, 1995 for a 3 year term commencing on that date, the subsidiary pays annual rent of $27,600 and real estate taxes, building insurance and repairs other than structural repairs. During the last fiscal year the Company paid real estate taxes and building insurance of $2,273 and $272, respectively. Maintenance repairs which were paid for by the Company during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     During the fiscal year ended January 31, 1997, the Company purchased approximately $496,104 worth of merchandise from Jasper Enterprises, Inc. ("Jasper Enterprises"). Jasper Enterprises sells promotional and other marketing related items. Diane E. Holland, wife of Jasper L. Holland, Jr., a Regional Vice President of the Company, is the sole shareholder of Jasper Enterprises. As of January 31, 1997, the Company was indebted to Jasper Enterprises for approximately $27,305.

     During the fiscal year ended January 31, 1997, the Company made payments of approximately $300,000 to Travel Concepts travel agency for services provided. Tara Winstead, the wife of Gradie E. Winstead, a Regional Vice President of the Company, owns a 100% equity interest in Travel Concepts.

     The Company believes that the terms of the transactions described above are at least as favorable to the Company as those which could have been obtained form unrelated parties.

     Robert N. Blackford, Secretary and a Director of the Company, is a member of the law firm of Maguire, Voorhis & Wells, P.A., which served as counsel to the Company during the fiscal year ended January 31, 1997.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares during the five year period ended January 31, 1997, the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S&P SmallCap 600 and the cumulative total return of an industry group consisting of those peer group companies identified in the graph which have been selected by the Company as reporting companies whose lines of business are comparable to those of the Company.


     The Company's previous peer group consisted of only four companies each of which operated entirely in the construction industry and all of which could be characterized as "small cap" stocks. Two of the companies were acquired by the Company over the last two years. As a result, the Company has expanded its peer group to include three industrial distribution companies (A.M. Castle & Co., W.W. Grainger, Inc., and Lawson Products, Inc.) and added four other companies involved in construction activity. The Company believes its new larger peer group more adequately reflects the composition of its market areas (industrial and construction) and therefore should be a more reliable gauge to measure the Company's stock performance.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

             AMONG HUGHES SUPPLY, INC., THE S&P SMALLCAP 600 INDEX,
                     A NEW PEER GROUP AND AN OLD PEER GROUP

     MEASUREMENT PERIOD       HUGHES SUPPLY,   S&P SMALLCAP      NEW PEER        OLD PEER
   (FISCAL YEAR COVERED)           INC.            600            GROUP           GROUP
JAN 1992                                 100             100             100             100
JAN 1993                                 118             117             116             170
JAN 1994                                 208             139             137             219
JAN 1995                                 153             125             115             202
JAN 1996                                 250             166             147             351
JAN 1997                                 304             204             189             563


                                                            INDUSTRY PEER GROUP
                                                            -------------------
* $100 INVESTED ON 1/31/92 IN STOCK OR INDEX                 A.M. Castle & Co.
  INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL              BMC West Corporation
  YEAR ENDING JANUARY 31.                              Florida Rock Industries, Inc.
                                                           Lawson Products, Inc.
                                                            Lennar Corporation
                                                              Noland Company
                                                                Rexel, Inc.
                                                               Sentex Corp.
                                                     United States Filter Corporation
                                                                Watsco Inc.
                                                            W.W. Grainger, Inc.

                       BOARD OF DIRECTORS AND COMMITTEES

BOARD OF DIRECTORS' MEETINGS AND ATTENDANCE

     During the last fiscal year, the Board of Directors of the Company held a total of seven meetings. No member of the Board of Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has standing Executive, Audit, Compensation, 1988 Stock Option Plan, Long-Term Incentive Plan, and Directors' Stock Option Plan Committees. The memberships of the standing committees of the Board of Directors are listed in the Directors' biographies set forth below under "Election of Directors." The Company does not have a nominating committee.

     The Executive Committee met once during the last fiscal year to establish the offering price for the Company's May 1996 Offering. The Executive Committee has authority to act on matters of general corporate governance when the Board of Directors is not in session.

     The Audit Committee met two times during the last fiscal year. At its meetings, the Audit Committee considered the recommendations of the Company's independent auditors with respect to internal accounting controls, reviewed management's actions taken in response to such recommendations, reviewed the reports of the Company's internal audit staff with respect to internal controls, and reviewed the professional services provided by the independent auditors together with the range of audit and nonaudit fees.

     The Compensation Committee met two times during the last fiscal year and reviewed and made recommendations to the Board of Directors with respect to the compensation of members of the Company's executive management group. Information with respect to the Compensation Committee's recommendation for the last fiscal year is set forth elsewhere in this Proxy Statement under "Compensation Committee Report on Executive Compensation."

     The 1988 Stock Option Plan Committee met two times during the last fiscal year to interpret the provisions of certain outstanding options and to grant options. The authority of the 1988 Stock Option Plan Committee to interpret the 1988 Stock Option Plan and make recommendations to the Board of Directors concerning the granting of options was expanded by an amendment to the 1988 Stock Option Plan on March 12, 1996. The amendment granted the 1988 Stock Option Plan Committee the additional authority to exercise, solely within the discretion of the 1988 Stock Option Plan Committee, the authority of the Board of Directors to determine the times of and to make the grant of options under the 1988 Stock Option Plan.

     The Long-Term Incentive Plan Committee met once during the last fiscal year to approve pay-out on the fiscal 1996 plan and to set targets for the fiscal 1999 plan. The Long-Term Incentive Plan Committee was established on January 25, 1996, pursuant to an amendment to the Senior Executives' Long-Term Incentive Plan, to administer the plan and any separate performance plans adopted thereunder. It is the duty of the Long-Term Incentive Plan Committee to interpret the plan and to establish and administer separate performance plans under the plan, including the designation of applicable performance periods, the selection of participants, the establishment and application of performance goals and the determination of performance bonus payments under such plans.

     The Directors' Stock Option Plan Committee has the authority to interpret the provisions of the Directors' Plan. The Directors' Stock Option Plan Committee did not meet during the last fiscal year.

FAMILY RELATIONSHIPS BETWEEN CERTAIN DIRECTORS

     The following family relationships exist between Directors of the Company:

     David H. Hughes and Vincent S. Hughes are brothers; and Russell V. Hughes is a first cousin of David H. Hughes and Vincent S. Hughes.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     The Company's Restated Articles of Incorporation and Bylaws provide that the Board of Directors of the Company shall be divided into three approximately equal classes of Directors. The Company's Board of Directors is currently comprised of eleven Directors, two classes consisting of four Directors each and one class consisting of three Directors. Each Director is elected for a three-year term, with one class of Directors being elected at each annual meeting of shareholders.

     The Board of Directors has nominated Robert N. Blackford, A. Stewart Hall, Jr., H. Corbin Day and Donald C. Martin for election as Directors at the Annual Meeting. All nominees currently are members of the Board of Directors and have consented to serve as Directors if elected. Each of the Directors elected at the Annual Meeting (and any Director subsequently appointed to fill the existing vacancy) will serve until the 2000 Annual Meeting and until the election and qualification of his successor or until his earlier death, resignation or removal.

     It is the intention of the persons named as proxies to vote the proxies FOR the election to the Board of Directors of the four nominees named above, unless a shareholder directs otherwise. In the event that a vacancy (which is not anticipated) arises among the nominees prior to the Annual Meeting, the proxy will be voted for the remaining nominees and may be voted for a substitute nominee designated by the Board of Directors.

     The affirmative vote of a plurality of the votes cast by the holders of Common Stock will be required to elect each of the nominees as a Director of the Company for the ensuing year. Abstentions and broker non-votes will have no effect on the outcome of the voting to elect the Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROPOSAL.

     Set forth below is information concerning the nominees for Directors to be elected at the Annual Meeting for a three-year term expiring at the 2000 Annual Meeting, as well as certain information concerning the Directors whose terms extend beyond the Annual Meeting.

DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING

     Set forth below with respect to each nominee is his name, age, principal occupation and business experience for the past five years and length of service as a Director.

ROBERT N. BLACKFORD
AGE: 60

     Mr. Blackford has served as the Company's Secretary since February 1974, and as a Director since December 1970. Mr. Blackford also serves as a member of the Company's Executive, Directors' Stock Option Plan and Audit Committees. Mr. Blackford is an attorney with the firm of Maguire, Voorhis & Wells, P.A., in Orlando, Florida, where he has practiced since 1968.

H. CORBIN DAY
AGE: 59

     Mr. Day has served as a Director of the Company since October 1996. Mr. Day currently serves as Chairman of Jemison. Mr. Day also serves as a director of American Heritage Life Insurance and Blount International, Inc.

A. STEWART HALL, JR.
AGE: 54

     Mr. Hall has served as the Company's President, Chief Operating Officer and a Director since March 1994. Mr. Hall also serves as a member of the Company's Executive Committee. Mr. Hall served as the Company's Executive Vice President from January 1988 to March 1994.

DONALD C. MARTIN
AGE: 60

     Mr. Martin has been a Director of the Company since August 1993. Mr. Martin serves as a member of the Company's Compensation, 1988 Stock Option Plan and Long-Term Incentive Plan Committees. Mr. Martin also provides consulting services to the Company and has done so since July 1993. Mr. Martin served as President of EDI from April 1963 to June 1993. EDI was acquired by the Company in June 1993.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING

JOHN D. BAKER II
AGE: 48

     Mr. Baker has served as a Director of the Company since March 1994. Mr. Baker also serves as a member of the Company's Compensation, 1988 Stock Option Plan, and Long-Term Incentive Plan Committees. Mr. Baker currently serves as President, Chief Executive Officer and director of Florida Rock Industries, Inc. Mr. Baker also serves as a director of FRP Properties, Inc. Mr. Baker's term as a Director of the Company expires at the 1998 Annual meeting.

CLIFFORD M. HAMES
AGE: 71

     Mr. Hames has been a Director of the Company since February 1972. Mr. Hames also serves as a member of the Company's Audit Committee. Mr. Hames retired from SunTrust Bank Central Florida, N.A. in Orlando, Florida in 1989 where he served as Vice Chairman of the Board of Directors for a period of 14 years. Mr. Hames' term as a Director of the Company expires at the 1998 Annual Meeting.

HERMAN B. MCMANAWAY
AGE: 71

     Mr. McManaway has been a Director of the Company since October 1985. Mr. McManaway also serves as a member of the Company's Audit and Directors' Stock Option Plan Committees. Prior to retiring in January 1987, Mr. McManaway served as Vice President of Ruddick Corporation for a period of 13 years and as a President of Ruddick Investment Co. for a period of 13 years. Mr. McManaway is also a director of Versa Technologies, Inc. Mr. McManaway's term as a Director of the Company expires at the 1998 Annual Meeting.

JOHN B. ELLIS
AGE: 72

     Mr. Ellis has served as a Director of the Company since November 1986. Mr. Ellis also serves as a member of the Company's Directors' Stock Option Plan, 1988 Stock Option Plan, Compensation, and Long-Term Incentive Plan Committees. Prior to retiring in January 1986, Mr. Ellis served as Senior Vice President, Finance and Treasurer of Genuine Parts Company for a period of 11 years. Mr. Ellis is also a director of Interstate/Johnson Lane, Inc., General Parcel Services, Inc., Oxford Industries, Inc., Intermet Corporation, and Integrity, Inc., and is a director emeritus of Genuine Parts Company. Mr. Ellis' term as a Director of the Company expires at the 1999 Annual Meeting.

DAVID H. HUGHES
AGE: 53

     Mr. Hughes has served as the Company's Chairman of the Board and Chief Executive Officer since November 1986, and as a Director since August 1968. Mr. Hughes also serves as a member of the Company's Executive Committee. Mr. Hughes served as President of the Company from June 1972 to March 1994. Mr. Hughes is also a director of SunTrust Banks, Inc. and Lithium Technologies Corp. Mr. Hughes' term as a Director of the Company expires at the 1999 Annual Meeting.

VINCENT S. HUGHES
AGE: 56

     Mr. Hughes has served as Vice President of the Company since April 1972 and as a Director since April 1966. Mr. Hughes also serves as a member of the Company's Executive Committee and is also a member of the Board of Directors of United American Bank, Orlando, Florida. Mr. Hughes' term as a Director of the Company expires at the 1999 Annual Meeting.

                               AMEND THE RESTATED
                           ARTICLES OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                 (PROPOSAL TWO)

     The Board of Directors of the Company has adopted a resolution unanimously approving and recommending to the Company's shareholders for their approval an amendment to the current Restated Articles of Incorporation of the Company (the "Articles") increasing the number of authorized shares of Common Stock of the Company from 20,000,000 to 100,000,000 shares.

     The Articles currently provide that the Company is authorized to issue up to 20,000,000 shares of Common Stock. As of March 21, 1997, approximately 11,590,873 shares of Common Stock were issued and outstanding. In addition, approximately 985,698 shares of Common Stock were reserved for issuance in connection with the Company's equity based incentive plans. Accordingly, approximately 7,423,429 authorized but unissued and unreserved shares of Common Stock are available for general use by the Company on an unrestricted basis.

     The proposed amendment to the Articles would increase the number of authorized shares of Common Stock by 80,000,000 shares. The additional shares of Common Stock for which authorization is sought, if and when issued, would have the same rights and privileges as the shares of Common Stock now outstanding.

     The Board of Directors recommends the increase in the authorized Common Stock to enable the Company to have additional shares available for issuance in connection with future acquisitions, public or private financings involving the sale of Common Stock or securities convertible into Common Stock, employee benefit plans and other purposes. If the proposal to amend the Articles to increase the number of authorized shares of Common Stock is approved at the Annual Meeting, the Board of Directors will have greater flexibility to issue additional shares of Common Stock without the expense and delay of a shareholders' meeting unless shareholder approval is otherwise required. Except as described above, the Company has no current plans, agreements or arrangements for the issuance of additional shares of Common Stock, other than the issuance of shares of Common Stock in connection with certain pending acquisitions, and upon the exercise of outstanding stock options and awards under employee benefit plans.


     The Company believes it has a sufficient number of unissued and unreserved shares of Common Stock to complete such pending acquisitions; however, the Company anticipates the need for additional shares of Common Stock for which authorization is sought for the purposes described above.


     The Board of Directors has the authority to authorize the issuance of additional shares of Common Stock without shareholder approval unless such approval is otherwise required by applicable law or stock exchange rules. The issuance of additional shares of Common Stock could, under certain circumstances, render more difficult or discourage an attempt by a third party to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of the Company's outstanding shares, thereby diluting the interest of a party seeking to acquire control of the Company and increasing the cost of such transaction.

     In addition, the Articles, as currently in effect, allow the Company to issue one or more series of preferred stock having such voting rights, conversion features and other characteristics as the Board of Directors deems appropriate. Consequently, the Company could issue an additional series of preferred stock that could be converted into Common Stock and have a further dilutive effect on the interest of the party seeking to acquire control of the Company or that has rights and characteristics that may otherwise defeat or discourage an attempt by a third party to obtain control of the Company. Management currently knows of no intent or plan on the part of any person or entity to gain control of the Company.

     Issuances of additional shares of Common Stock, depending upon the timing and circumstances, could dilute earnings per share and decrease the book value per share of shares theretofore outstanding and each shareholder's percentage ownership of the Company may be proportionately reduced.

     The affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock is needed for the approval of this proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE ARTICLES TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                      APPROVE THE HUGHES SUPPLY, INC. 1997
                              EXECUTIVE STOCK PLAN
                                (PROPOSAL THREE)

BACKGROUND


     The Hughes Supply, Inc. 1997 Executive Stock Plan (the "1997 Stock Plan") was adopted by the Board of Directors of the Company on April 2, 1997, subject to and effective upon approval by the shareholders at the Annual Meeting. Grants that may be made under the 1997 Stock Plan are not currently determinable. The Board of Directors continues to believe that stock-based incentives are important factors in attracting, retaining and rewarding employees and closely aligning their interests with those of shareholders. The following is a summary of the material terms of the 1997 Stock Plan. This summary is qualified in its entirety by the complete terms of the 1997 Stock Plan as set forth in Exhibit A hereto.


GRANTS

     The 1997 Stock Plan provides for grants of options to purchase Common Stock, restricted shares of Common Stock (which may be subject to both grant and forfeiture conditions) ("Restricted Stock"), and grants of SARs (entitling the grantee to receive the difference in value between the underlying Common Stock on the date of exercise and the value of such Common Stock on the date of grant), which may be either freestanding or granted in tandem with an option. Options to purchase Common Stock may be either incentive stock options ("ISOs"), which are intended to satisfy the requirements of Section 422 of the Code, or options which are not intended to satisfy the requirements of Section 422 of the Code ("NQOs").

SECURITIES TO BE OFFERED

     There will be 500,000 shares of Common Stock reserved for use under the 1997 Stock Plan, of which up to 250,000 may, but need not be, granted as Restricted Stock. Any shares subject to an option that remain unissued after the cancellation, expiration or exchange of an option and any shares of Restricted Stock which are forfeited will again become available for use under the 1997 Stock Plan. Any shares which are surrendered for cash or Common Stock or a combination thereof, and any shares of Common Stock used to satisfy a withholding obligation shall not again become available for use under the 1997 Stock Plan.

ADMINISTRATION OF 1997 STOCK PLAN

     The 1997 Stock Plan will be administered by the Compensation Committee, which has the sole authority to grant options, SARs and Restricted Stock. The Compensation Committee must consist of at least two Directors, each of whom shall be an "outside director" for purposes of Section 162(m) of the Code ("Section 162(m)"). The Board of Directors has authorized the Compensation Committee to interpret the 1997 Stock Plan to determine the key employees to receive grants, the number of shares to be granted, the terms of option grants and restrictions on shares, the provisions of the respective option, Restricted Stock and

SAR agreements (which need not be identical), and to take such other action in the administration and operation of the 1997 Stock Plan as the Compensation Committee deems equitable under the circumstances. The Board of Directors, however, has reserved to itself the right to act with respect to any matters concerning: (1) certain corporate transactions in which there is a change in control (as defined in the 1997 Stock Plan) with no assumption or substitution of options, SARs or Restricted Stock granted under the 1997 Stock Plan (in which case: (i) options and SARs may be cancelled unilaterally by the Company in exchange for a payment of whole shares of Common Stock, and cash in lieu of fractional shares, if any, which the holder would have received if on the date set by the Board of Directors he or she had exercised his or her SAR in full or if he or she had exercised a right to surrender his or her outstanding option in full; (ii) options and SARs may be cancelled unilaterally if the option price or SAR share value at grant equals or exceeds the fair market value of a share of Common Stock on such date; and (iii) the grant and forfeiture conditions on Restricted Stock may be deemed satisfied); or (2) any adjustment in the number of shares reserved for issuance under the 1997 Stock Plan, in the number of shares of Restricted Stock granted and any related restrictions, the number of shares of Common Stock subject to options, the option price, the SAR grant value and the number of shares of Common Stock related to any SAR to equitably reflect any change in the capitalization of the Company, including, but not limited to Common Stock dividends or Common Stock splits or to reflect certain corporate transactions; or (3) the amendment or termination of the 1997 Stock Plan. However, the Compensation Committee may condition an amendment on the approval of the Company's shareholders to the extent the Compensation Committee determines such approval to be necessary or advisable for securities or tax purposes.

ELIGIBILITY

     The Compensation Committee will select key employees to participate in the 1997 Stock Plan. A key employee means any employee of the Company or any subsidiary, who, in the judgment of the Compensation Committee, is important to the success of the Company or a subsidiary.

TERMS OF OPTIONS

     The 1997 Stock Plan authorizes the grant of ISOs or NQOs, both of which are exercisable for shares of Common Stock. The price at which an option may be exercised for a share of Common Stock may not be less than the fair market value of a share of Common Stock on the date the option is granted. The "fair market value" means the closing price per share of Common Stock on the New York Stock Exchange prior to the date the option is granted, or if no such closing price is available on such day, the closing price for the immediately preceding business day.


     The period during which an option may be exercised shall be determined by the Compensation Committee at the time of option grant and may not extend more than 10 years from the date of grant. An option or portion thereof that is not exercised before expiration of the applicable option period shall terminate. An option agreement may provide for the exercise of an option after the employment of a key employee has terminated for any reason, including death or disability. No grants will be made after April 2, 2007.


     The aggregate fair market value of ISOs granted to a key employee under the 1997 Stock Plan and incentive stock options granted under any other stock option plan adopted by the Company or a subsidiary which first becomes exercisable in any calendar year may not exceed $100,000. Furthermore, a key employee may be granted, in any calendar year, one or more options, or one or more SARs, or one or more options and SARs in any combination which, individually or in the aggregate, relate to no more than 15,000 shares of Common Stock.

STOCK APPRECIATION RIGHTS

     Under the 1997 Stock Plan, SARs may be granted as part of an option (a "Related Option") with respect to all or a portion of the shares of Common Stock subject to the Related Option (a "Tandem SAR") or may be granted separately (a "Freestanding SAR") (Tandem SARs and Freestanding SARs are collectively referred to as "SARs"). The share value of a Freestanding SAR shall be set forth in the related SAR agreement, and may not be less than the fair market value of a share of Common Stock on the date of grant of the SAR. The share value of a Tandem SAR shall be determined by the exercise price of the Related Option, which also may not be less than the fair market value of a share of Common Stock on the date of grant. The grant of SARs may be subject to such other terms as the Compensation Committee deems appropriate.

     When a Freestanding SAR is exercised, the key employee receives a payment determined by calculating the difference between the share value at grant as set forth in the SAR agreement and the fair market value of a share of Common Stock on the date of exercise. On the exercise of a Tandem SAR, the Related Option is deemed to be surrendered to the extent of the number of shares of Common Stock for which the Tandem SAR is exercised, and the payment is based on the increase in fair market value of a share of Common Stock on the exercise date over the share value stated in the option agreement. Payment may be made in cash or stock, or a combination of cash and stock. The form and timing of payments shall be determined by the Compensation Committee.

RESTRICTED STOCK

     Shares of Restricted Stock may be granted to key employees and may be subject to one or more contractual restrictions applicable generally or to a key employee in particular, as established by the Compensation Committee at the time of grant and as set forth in the related Restricted Stock agreement. The agreement will set forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the key employee's interest in the Restricted Stock will be forfeited. Such restrictions must include a prohibition on the sale or transfer of such shares until the employee fulfills one or more employment, performance or other grant or forfeiture conditions, if any, established by the Compensation Committee at the time of grant. As soon as practicable after a grant has become effective, the shares are registered to or for the benefit of the employee. The Restricted Stock agreement will state whether the employee has the right to receive any cash dividends paid with respect to the shares of Restricted Stock. If the employee has no right to receive cash dividends, the agreement may give the employee the right to receive a cash payment in the future in lieu of the dividend payments, provided certain conditions are met. Common Stock dividends declared on the shares of Restricted Stock after grant but before the shares are forfeited or become nonforfeitable are treated as part of the grant of the related Restricted Stock. An employee has the right to vote the shares of Restricted Stock after grant until they are forfeited or become nonforfeitable.


     Shares of Restricted Stock may vest in installments or in lump sum amounts upon satisfaction of the stipulated conditions. If the restrictions are not satisfied, the shares are forfeited back to the Company and again become available under the 1997 Stock Plan. To enforce the restrictions, all shares of Restricted Stock will be held by the Company until the restrictions are satisfied. The exercise or surrender of any option granted under the 1997 Stock Plan and the acceptance of a Restricted Stock grant shall constitute an employee's full and complete consent to whatever actions the Compensation Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, which the Compensation Committee in its discretion deems applicable to such exercise or surrender of such Restricted Stock. The Compensation Committee also can provide in an option agreement or Restricted Stock agreement that an employee may elect to satisfy federal and state tax withholding requirements through a reduction in the number of shares of Common Stock actually transferred to the employee under the 1997 Stock Plan, and any such election and any such reduction shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3. Grants of Restricted Stock will be effective for periods as determined by the Compensation Committee, provided no Restricted Stock may be granted after the earlier of April 2, 2007 or the date on which all shares of Common Stock reserved under the 1997 Stock Plan have been issued or are unavailable for the 1997 Stock Plan use, in which event the 1997 Stock Plan also shall terminate on such date.


     In the case of Restricted Stock grants which vest only on the satisfaction of performance objectives, the Compensation Committee shall determine the performance objectives to be used in connection with Restricted Stock awards and shall determine the extent to which such objectives have been met. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such Company and/or subsidiary performance factors and criteria as the Compensation Committee in its sole discretion shall select among one or more of the following: stock price, earnings per share, return on equity, net income, return on assets or total return to shareholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary generally describes the principal federal income tax consequences of certain events under the 1997 Stock Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

OPTIONS AND STOCK APPRECIATION RIGHTS

     An employee will not be subject to any federal income tax upon the grant of an option or SAR granted pursuant to the 1997 Stock Plan.

     An employee will not recognize income for federal income tax purposes (and the Company will not be entitled to any federal income tax deduction) as a result of the exercise of an ISO and the related transfer of shares to the employee. However, the excess of the fair market value of the shares transferred upon the exercise of an ISO over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the employee for the year in which the option is exercised. Thus certain employees may have an increase in their federal income tax liability as a result of the exercise of an ISO under the alternative minimum tax rules of the Code.

     If the shares transferred pursuant to the exercise of an ISO are disposed of within two years from the date the ISO is granted or within one year from the date the ISO is exercised (the "ISO holding periods"), the employee will recognize ordinary income equal to the lesser of (i) the excess of the amount realized on the disposition over the price paid for the shares (the "gain realized") or (ii) the excess of the fair market value of the shares when transferred to the employee at exercise over the exercise price for such shares.

     If the shares transferred upon the exercise of an ISO are disposed of after the ISO holding periods have been satisfied, such disposition generally results in long term capital gain or long term capital loss with respect to the gain or loss realized on the disposition. The Company will not be entitled to a federal income tax deduction as a result of a disposition of such shares after the ISO holding periods have been satisfied.

     Ordinary income will be recognized upon exercise of an NQO. Generally, the ordinary income realized is the excess, if any, of the fair market value of the shares of Common Stock received upon the exercise of the NQO over the exercise price. An employee will also recognize ordinary income upon exercising a SAR. The amount of such income is the amount of any cash received and the fair market value of any shares of the Common Stock received upon exercise of the SAR.

     Income tax withholding from the employee is required on the income recognized by the employee upon exercise of an NQO or a SAR. The Company generally will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the employee upon exercise of an NQO or a SAR, or the ordinary income recognized on a disqualifying disposition of Common Stock acquired pursuant to the exercise of an ISO.

RESTRICTED STOCK

     An employee will recognize ordinary income in an amount equal to the fair market value of the shares subject to the Restricted Stock grant at the time of vesting. Dividends paid to an employee on shares of Restricted Stock prior to the vesting of such shares are treated as ordinary income of the employee in the year received. The Company will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the employee, subject to the limitations on deductibility contained in Section 162(m).

     The affirmative vote of the holders of at least a majority of the quorum present at the Annual Meeting is needed for approval of this proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal.


     THE BOARD OF DIRECTORS BELIEVES IT IS IN THE BEST INTEREST OF THE COMPANY FOR THE SHAREHOLDERS TO APPROVE THE 1997 STOCK PLAN. THUS, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL DESCRIBED ABOVE.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse LLP served as the Company's independent auditors for the year ended January 31, 1997. As of the date of this Proxy Statement, the Company has not engaged its auditors for fiscal year ended January 30, 1998. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholders who wish to submit a proposal for consideration at the 1998 Annual Meeting should submit the proposal in writing to the Company at the address set forth on page 1 of this Proxy Statement. A proponent of a proposal is required to have been a record or beneficial owner of at least 1% or $1,000 in market value of Common Stock of the Company for a period of at least one year and must continue to own such securities through the date on which the 1998 Annual Meeting is held. The Company has the right to request documentary support (as provided in Rule 14a-8 promulgated by the Commission pursuant to the Exchange Act) of the proponent's ownership claim within 14 calendar days after receipt of the proposal, and the proponent shall furnish appropriate documentation within 21 days after receiving such request. Proposals must be received by the Company on or before January 3, 1998 for inclusion in next year's proxy materials. Shareholders who submit proposals must, in all other respects, comply with Rule 14a-8 under the Exchange Act.

                                 MISCELLANEOUS

     The Board of Directors does not intend to present and knows of no other person who intends to present any matter of business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their best judgment.

     The Company will bear the costs of preparing and mailing the Proxy Statement, proxy card and other material that may be sent to shareholders in connection with this solicitation. In addition to solicitations by mail, officers and other employees of the Company may solicit proxies personally or by telephone or telegram.

                                          By Order of the Board of Directors
                                          /s/ Robert N. Blackford
                                          Robert N. Blackford
                                          Secretary

Orlando, Florida

April 15, 1997


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY; THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE 1997 ANNUAL MEETING IN PERSON ARE REQUESTED TO FILL IN, SIGN AND RETURN THE PROXY FORM AS SOON AS POSSIBLE.

                                                                       EXHIBIT A

                 HUGHES SUPPLY, INC. 1997 EXECUTIVE STOCK PLAN

                                   SECTION 1.
                             BACKGROUND AND PURPOSE

     The name of this Plan is the Hughes Supply, Inc. 1997 Executive Stock Plan (the "Plan"). The purpose of this Plan is to promote the interest of the Company and its Subsidiaries through grants to Key Employees of Options to purchase Stock, grants of stock appreciation rights and grants of Restricted Stock in order (1) to attract and retain Key Employees, (2) to provide an additional incentive to each Key Employee to work to increase the value of Stock and (3) to provide each Key Employee with a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders.

                                   SECTION 2.
                                  DEFINITIONS

     Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

     2.1  Board -- means the Board of Directors of the Company.

     2.2  Change in Control -- means the first to occur of the following events:

          (i) any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee) (the Company, all Subsidiaries, and such employee benefit plans and trustees acting as trustees being hereinafter referred to as the "Company Group"), but including a 'group' defined in Section 13(d)(3) of the Exchange Act (a "Person"), becomes the beneficial owner of shares of the Company having at least thirty percent (30%) of the total number of votes that may be cast for the election of directors of the Company (the "Voting Shares"); provided that no Change in Control will occur as a result of an acquisition of stock by the Company Group which increases, proportionately, the stock representing the voting power of the Company, and provided further that if such person or group acquires beneficial ownership of stock representing more than thirty percent (30%) of the voting power of the Company by reason of share purchases by the Company Group, and after such share purchases by the Company Group acquires any additional shares representing voting power of the Company, then a Change in Control shall occur;

          (ii) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of the Company's assets or combination of the foregoing transactions (a "Transaction") other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity excluding for this purpose any shareholder owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the merger; or

          (iii) within any 24-month period, the persons who are directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director as of the effective date of this Plan shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-third of the directors who were then qualified as Incumbent Directors either actually or by prior operation of this clause (iii); and provided further that any director elected to the Board to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be an Incumbent Director.

     2.3  Code -- means the Internal Revenue Code of 1986, as amended.

     2.4 Committee -- means the Compensation Committee of the Board to which the responsibility to administer this Plan is delegated by the Board and which shall consist of at least two members of the Board all of whom are "outside directors" within the meaning of Code Section 162(m).

     2.5 Company -- means Hughes Supply, Inc., a Florida company, and any successor to such corporation.

     2.6 "Disability" -- has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any affiliate of the Company for the Key Employee. If no long-term disability plan or policy was ever maintained on behalf of the Key Employee or, if the determination of Disability relates to an ISO, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board and shall be supported by advice of a physician competent in the area to which such Disability relates.

     2.7  Exchange Act -- means the Securities Exchange Act of 1934, as amended.

     2.8 Fair Market Value -- refers to the determination of value of a share of Stock. If the Stock is actively traded on any national securities exchange or any Nasdaq quotation or market system, Fair Market Value shall mean the closing price at which sales of Stock shall have been sold on the most recent trading date immediately prior to the date of determination, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded. If the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the arithmetic mean of the bid and asked prices for the shares of Stock on the most recent trading date within a reasonable period prior to the determination date as reported by such exchange or system. If there are no bid and asked prices within a reasonable period or if the shares of Stock are not traded on any exchange or system as of the determination date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Key Employee; provided that, for purposes of granting awards other than ISOs, Fair Market Value of a share of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value and provided further that, for purposes of granting ISOs, Fair Market Value of a share of Stock shall be determined in accordance with the valuation principles described in the regulations promulgated under Code Section 422.

     2.9 ISO -- means an option granted under this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the option is intended to satisfy the requirements for an incentive stock option under Section 422 of the Code.

     2.10 Key Employee -- means any employee of the Company or any Subsidiary who, in the judgment of the Committee acting in its absolute discretion, is a key to the success of the Company or such Subsidiary.

     2.11 NQO -- means an option granted under this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the option shall not be treated as an incentive stock option under Section 422 of the Code.

     2.12 Option -- means an ISO or a NQO.

     2.13 Option Agreement -- means the written agreement or instrument which sets forth the terms of an Option granted to a Key Employee under Section 7 of this Plan.

     2.14 Option Price -- means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

     2.15 Parent Corporation -- means any corporation which is a parent of the Company within the meaning of Section 424(e) of the Code.

     2.16 Plan -- means this Hughes Supply, Inc. 1997 Executive Stock Plan, as amended from time to time.

     2.17 Restricted Stock -- means Stock granted to a Key Employee under
Section 8 of this Plan.

     2.18 Restricted Stock Agreement -- means the written agreement or instrument which sets forth the terms of a Restricted Stock grant to a Key Employee under Section 8 of this Plan.

     2.19 Rule 16b-3 -- means the exemption under Rule 16b-3 to Section 16(b) of the Exchange Act or any successor to such rule.

     2.20 Stock -- means the One Dollar ($1.00) par value common stock of the Company.

     2.21 SAR -- means a right which is granted pursuant to the terms of Section 7 of this Plan to the appreciation in the Fair Market Value of a share of Stock in excess of the SAR Share Value for such a share.

     2.22 SAR Agreement -- means the written agreement or instrument which sets forth the terms of a SAR granted to a Key Employee under Section 7 of this Plan.

     2.23 SAR Share Value -- means the figure which is set forth in each SAR Agreement and which is no less than the Fair Market Value of a share of Stock on the date the related SAR is granted.

     2.24 Subsidiary -- means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company except a corporation which has subsidiary corporation status under Section 424(e) of the Code exclusively as a result of the Company or its subsidiary holding stock in such corporation as a fiduciary with respect to any trust, estate, conservatorship, guardianship or agency.

     2.25 Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or a Parent Corporation.

                                   SECTION 3.

                           SHARES RESERVED UNDER PLAN

     There shall be 500,000 shares of Stock reserved for use under this Plan. All such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. Furthermore, any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option and any Restricted Shares which are forfeited thereafter shall again become available for use under this Plan, but any shares of Stock used to satisfy a withholding obligation under Section 14.3 shall not again become available for use under this Plan. The exercise of a SAR or a surrender right in an Option with respect to any shares of Stock shall be treated for purposes of this Section 3 the same as the exercise of an Option for the same number of shares of Stock.

                                   SECTION 4.

                                 EFFECTIVE DATE


     This Plan shall be effective on April 2, 1997, provided the shareholders of the Company (acting at a duly called meeting of such shareholders) approve this Plan within twelve (12) months after such date and such approval satisfies the requirements for shareholder approval under Code Section 422(b)(1) and Code
Section 162(m). Any Restricted Stock, any Option, and any SAR granted under this Plan before such shareholder approval automatically shall be granted subject to such shareholder approval.

                                   SECTION 5.

                                   COMMITTEE

     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to Section 11, Section 12 and Section
13) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Key Employee and on each other person directly or indirectly affected by such action. The Committee shall use its best efforts to grant Options, SARs and Restricted Stock under this Plan to a Key Employee which will qualify as "performance-based compensation" for purposes of
Section 162(m) of the Code, except where the Committee deems that the Company's interests when viewed broadly will be better served by a grant which is free of the conditions required to so qualify any such grant for purposes of Section 162(m) of the Code.

                                   SECTION 6.

                                  ELIGIBILITY

     Only Key Employees shall be eligible for the grant of Options, SARs or Restricted Stock under this Plan.

                                   SECTION 7.

                                OPTIONS AND SARS

     7.1 Options. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees under this Plan from time to time to purchase shares of Stock. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan.

     7.2 $100,000 Limit. The aggregate Fair Market Value of ISOs granted to a Key Employee under this Plan and incentive stock options granted to such Key Employee under any other stock option plan adopted by the Company, a Subsidiary or a Parent Corporation which first become exercisable in any calendar year shall not exceed $100,000; provided, however, that if the limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as NQOs. Such Fair Market Value figure shall be determined by the Committee on the date the ISO or other incentive stock option is granted, and the Committee shall interpret and administer the limitation set forth in this Section 7.2 in accordance with Section 422(d) of the Code.

     7.3 Share Limitation. A Key Employee may be granted in any calendar year one or more Options, or one or more SARs, or one or more Options and SARs in any combination which, individually or in the aggregate, relate to no more than 15,000 shares of Stock.

     7.4 Option Price. Subject to adjustment in accordance with Section 11, the Option Price for each share of Stock subject to an Option must be set forth in the applicable Option Agreement, but in no event shall it be less than the Fair Market Value of a share of Stock on the date the Option is granted. With respect to each grant of an ISO to a Key Employee who is a Ten Percent Shareholder, the Option Price must not be less than 110% of the Fair Market Value of a share of Stock as of the date the Option is granted. The Option Price may not be amended or modified after the grant of the Option, and an Option may not be surrendered in consideration of or exchanged for a grant of a new Option having an Option Price below that of the Option which was surrendered or exchanged.

     7.5 Payment. The Option Price shall be payable in full upon the exercise of any Option, and an Option Agreement at the discretion of the Committee can provide for the payment of the Option Price:

          (a) in cash or by a check acceptable to the Committee,

          (b) in Stock which has been held by the Key Employee for a period acceptable to the Committee and which Stock is otherwise acceptable to the Committee,

          (c) through a broker facilitated exercise procedure acceptable to the Committee, or

          (d) in any combination of the three methods described in this Section
     7.5 which is acceptable to the Committee.

     Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee.

     7.6 Exercise Period. Any ISO granted to a Key Employee who is not a Ten Percent Shareholder is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any ISO granted to a Key Employee who is a Ten Percent Shareholder is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any NQO must be specified in the applicable Option Agreement. The date an Option is granted is the date on which the Committee has approved the terms and conditions of the Option and has determined the recipient of the Option and the number of Shares of Stock covered by the Option.

     7.7 Conditions to Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts as the Committee shall specify in the Option Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of the Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Key Employee or any other designated person to exercise the Option, or any person thereof, for all or part of the remaining Option term, notwithstanding any provisions in the Option Agreement to the contrary.

     7.8 Termination of an ISO. With respect to an ISO, in the event of termination of employment of a Key Employee, the Option or portion thereof held by the Key Employee which is unexercised will expire, terminate, and become exercisable no later than the expiration of three (3) months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or Disability, one (1) year shall be substituted for such three (3) month period. For purposes of this Section 7.8, termination of employment by the Key Employee will not be deemed to have occurred if the Key Employee is employed by another corporation (or a parent or subsidy corporation of such other corporation) which has assumed the ISO of the Key Employee in a transaction to which Code Section 424(a) is applicable.

     7.9 Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in Section 7, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with Code Section 424(a) and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those conditions in the previously issued option being replaced thereby.

     7.10 Nontransferability. Except to the extent the Committee deems permissible under Section 422(b) of the Code and Rule 16b-3 and consistent with the best interests of the Company neither an Option granted under this Plan nor any related surrender rights nor any SAR shall be transferable by a Key Employee other than by will or by the laws of descent and distribution, and such Option and any such surrender rights and any such SAR shall be exercisable during a Key Employee's lifetime only by the Key Employee. The person or persons to whom an Option or a SAR is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Key Employee under this Plan.

     7.11 SARs and Surrender Rights.

          (a) SARs. The Committee acting in its absolute discretion may grant a Key Employee a SAR which will give the Key Employee the right to the appreciation in one, or more than one, share of Stock, and any such appreciation shall be measured from the related SAR Share Value. The Committee shall have the right to make any such grant subject to such additional terms as the Committee deems appropriate, and such terms shall be set forth in the related SAR Agreement.

          (b) Option Surrender Rights. The Committee acting in its absolute discretion also may incorporate a provision in an Option Agreement to give a Key Employee the right to surrender his or her Option in whole or in part in lieu of the exercise (in whole or in part) of that Option to purchase Stock on any date that

             (1) the Fair Market Value of the Stock subject to such Option exceeds the Option Price for such Stock, and

             (2) the Option to purchase such Stock is otherwise exercisable.

          (c) Procedure. The exercise of a SAR or a surrender right in an Option shall be effected by the delivery of the related SAR Agreement or Option Agreement to the Committee (or to its delegate) together with a statement signed by the Key Employee which specifies the number of shares of Stock as to which the Key Employee, as appropriate, exercises his or her SAR or exercises his or her right to surrender his or her Option and (at the Key Employee's option) how he or she desires payment to be made with respect to such shares.

          (d) Payment. A Key Employee who exercises his or her SAR or right to surrender his or her Option shall (to the extent consistent with the exemption under Rule 16b-3) receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount on the date such exercise is effected to: (i) the number of shares of Stock with respect to which, as applicable, the SAR or the surrender right is exercised times (ii) the excess of the Fair Market Value of a share of Stock on such date over, as applicable, the SAR Share Value for a share of Stock subject to the SAR or the Option Price for a share of stock subject to an Option. The Committee acting in its absolute discretion shall determine the form and timing of such payment, and the Committee shall have the right (1) to take into account whatever factors the Committee deems appropriate under the circumstances, including any written request made by the Key Employee and delivered to the Committee (or to its delegate) and (2) to forfeit a Key Employee's right to payment of cash in lieu of a fractional share of stock if the Committee deems such forfeiture necessary in order for the surrender of his or her Option under this Section 7.11 to come within the exemption under Rule 16b-3. Any cash payment under this Section 7.11 shall be made from the Company's general assets, and a Key Employee shall be no more than a general and unsecured creditor of the Company with respect to such payment.

          (e) Restrictions. Each SAR Agreement and each Option Agreement which incorporates a provision to allow a Key Employee to surrender his or her Option shall incorporate such additional restrictions on the exercise of such SAR or surrender right as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3.

                                   SECTION 8.

                                RESTRICTED STOCK

     8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock to Key Employees under this Plan from time to time. However, no more than 250,000 shares of Stock shall be granted as Restricted Stock from the shares otherwise available for grants under this Plan. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, and each Restricted Stock Agreement shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Key Employee's interest in the related Stock will be forfeited.

     8.2 Effective Date. A Restricted Stock grant shall be effective (a) as of the date set by the Committee when the grant is made or, if the grant is made subject to one, or more than one, condition, (b) as of the date the Committee determines that such conditions have been timely satisfied.

     8.3  Conditions.

          (a) Grant Conditions. The Committee acting in its absolute discretion may make the grant of Restricted Stock to a Key Employee subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition which the Committee deems appropriate under the circumstances for Key Employees generally or for a Key Employee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such grant condition. If a Restricted Stock grant will become effective only upon the satisfaction of one, or more than one, condition, the related shares of Stock shall be unavailable under Section 3 for the period which begins on the date as of which such grant is made and, if a Restricted Stock grant fails to become effective in whole or in part under Section 8.2, such period shall end on the date of such failure (i) for the related shares of Stock subject to such grant (if the entire grant fails to become effective) or (ii) for the related shares of Stock subject to that part of the grant which fails to become effective (if only part of the grant fails to become effective). If such period ends for any such shares of Stock, such shares shall be treated under Section 3 as forfeited at the end of such period and shall again become available under Section 3.

          (b) Forfeiture Conditions. The Committee may make each Restricted Stock grant (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees generally or for a Key Employee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Key Employee's nonforfeitable interest in the shares of Stock related to a Restricted Stock grant shall depend on the extent to which each such condition is timely satisfied. Each share of Stock related to a Restricted Stock grant shall again become available under Section 3 after such grant becomes effective if such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under Section 3 as of the date of such failure. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8.3(b) and Section 8.4) to, or for the benefit of, the Key Employee with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

     8.4  Dividends and Voting Rights.

          (a) Each Restricted Stock Agreement shall state whether the Key Employee shall have a right to receive any cash dividends which are paid with respect to his or her Restricted Stock after the date his or her Restricted Stock grant has become effective and before the first day that the Key Employee's interest in such stock is forfeited completely or becomes completely nonforfeitable. If a Restricted Stock Agreement provides that a Key Employee has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Key Employee will be eligible to receive one, or more than one, payment in the future to compensate the Key Employee for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock when such dividends were paid. If a Restricted Stock Agreement calls for any such payments to be made, the Company shall make such payments from the Company's general assets, and the Key Employee shall be no more than a general and unsecured creditor of the Company with respect to such payments.

          (b) If a Stock dividend is declared on such a share of Stock after the grant is effective but before the Key Employee's interest in such Stock has been forfeited or has become nonforfeitable, such Stock dividend shall be treated as part of the grant of the related Restricted Stock, and a Key Employee's interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes nonforfeitable.

          (c) If a dividend is paid other than in cash or Stock, the disposition of such dividend shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend.

          (d) A Key Employee shall have the right to vote the Stock related to his or her Restricted Stock grant after the grant is effective with respect to such Stock but before his or her interest in such Stock has been forfeited or has become nonforfeitable.

     8.5 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be Restricted Stock at such time as a Key Employee's interest in such Stock becomes nonforfeitable under this Plan, and the certificate representing such share shall be reissued as soon as practicable thereafter without any further restrictions related to Section 8.3(b) or Section 8.4 and shall be transferred to the Key Employee.

                                   SECTION 9.

                  SECURITIES REGISTRATION AND ESCROW OF SHARES

     9.1 Securities Registration. Each Option Agreement, SAR Agreement and Restricted Stock Agreement shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option (or any related surrender right) or a SAR or the satisfaction of the forfeiture conditions under a Restricted Stock Agreement, the Key Employee shall, if so requested by the Company, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. As for Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Key Employee.

     9.2 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan shall be issued in the Key Employee's name, but, if the applicable Option Agreement, SAR Agreement or Restricted Stock Agreement (the "Agreements") so provides, the shares of Stock will be held by a custodian designated by the Committee (the "Custodian"). Each applicable Agreement providing for the transfer of shares of Stock to the Custodian shall appoint the Custodian as attorney-in-fact for the Key Employee for the term specified in the applicable Agreement, with full power and authority in the Key Employee's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Key Employee, if the Key Employee forfeits the shares of Stock under the terms of the applicable Agreement. During the period that the Custodian holds the shares subject to this Section, the Key Employee will be entitled to all rights, except as provided in the applicable Agreement, applicable to shares of Stock not so held. Subject to Section 8.4 of this Plan, any dividends declared on shares of Stock held by the Custodian will, as the Committee may provide on the applicable Agreement, be paid directly to the Key Employee or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Agreement and will then be delivered, together with any proceeds, with the shares of Stock to the Key Employee or to the Company, as applicable.

                                  SECTION 10.

                                  LIFE OF PLAN

     No Option or SAR or Restricted Stock shall be granted under this Plan after the earlier of

          (1) December 31, 2006, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options (and any related surrender rights) and SARs have been exercised in full or no longer are exercisable and all Restricted Stock grants under this Plan have been forfeited or the forfeiture conditions on the related Stock have been satisfied in full, or

          (2) the date on which all of the Stock reserved under Section 3 of this Plan has (as a result of the exercise of all Options (and any related surrender rights) and all SARs granted under this Plan or the satisfaction of the forfeiture conditions on Restricted Stock) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                                  SECTION 11.

                                   ADJUSTMENT

     The number of shares of Stock reserved under Section 3 of this Plan, the number of shares of Stock related to Restricted Stock grants under this Plan and any related grant conditions and forfeiture conditions, the number of shares of Stock subject to Options granted under this Plan and the Option Price of such Options and the SAR Grant Value and the number of shares of Stock related to any SAR all shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Section 424(a) of the Code) the number of shares of Stock reserved under Section 3 of this Plan, the number of shares of Stock related to Restricted Stock grants under this Plan and any related grant conditions and forfeiture conditions, the number of shares subject to Options granted under this Plan and the Option Price of such Options and the SAR Grant Value and the number of shares of Stock related to any SAR in the event of any corporate transaction described in
Section 424(a) of the Code which provides for the substitution or assumption of such Options, SARs or Restricted Stock grants. If any adjustment under this
Section 11 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or related to any SARs or Restricted Stock grants under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 11 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares reserved under Section 3" within the meaning of Section 13(1) of this Plan.

                                  SECTION 12.

                               CHANGE IN CONTROL

     If there is a Change in Control and the Board determines that no adequate provision has been made as part of such Change in Control for either the assumption of the Options, SARs and Restricted Stock grants outstanding under this Plan or for the granting of comparable, substitute stock options, stock appreciation rights and restricted stock grants, (1) each outstanding Option and SAR at the direction and discretion of the Board (a) may (subject to such conditions, if any, as the Board deems appropriate under the circumstances) be cancelled unilaterally by the Company in exchange for the number of whole shares of Stock (and cash in lieu of a fractional share), if any, which each Key Employee would have received if on the date set by the Board he or she had exercised his or her SAR in full or if he or she had exercised a right to surrender his or her outstanding Option in full under Section 7.11 of this Plan or (b) may be cancelled unilaterally by the Company if the Option Price or SAR Share Value equals or exceeds the Fair Market Value of a share of Stock on such date and (2) the grant conditions, if any, and forfeiture conditions on all outstanding Restricted Stock grants may be deemed completely satisfied on the date set by the Board.

                                  SECTION 13.

                            AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, that any such amendment may be conditioned on shareholder approval if the Committee determines such approval is necessary or advisable for securities of tax purposes. The Board also may suspend the granting of Options, SARs and Restricted Stock under this Plan at any time and may terminate this Plan at any time; provided, however, the Company shall not have the right to modify, amend or cancel any Option, SAR or Restricted Stock granted before such suspension or termination unless (1) the Key Employee consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section 11 or Section 12 of this Plan.

                           SECTION 14. MISCELLANEOUS

     14.1 Shareholder Rights. No Key Employee shall have any rights as a shareholder of the Company as a result of the grant of an Option or a SAR under this Plan or his or her exercise of such Option or SAR pending the actual delivery of the Stock subject to such Option to such Key Employee. Subject to
Section 8.4, a Key Employee's rights as a shareholder in the shares of Stock related to a Restricted Stock grant which is effective shall be set forth in the related Restricted Stock Agreement.

     14.2 No Contract of Employment. The grant of an Option, SAR or Restricted Stock to a Key Employee under this Plan shall not constitute a contract of employment and shall not confer on a Key Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option, the SAR Agreement which evidences his or her SAR or the Restricted Stock Agreement related to his or her Restricted Stock.

     14.3 Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A Key Employee may pay the withholding tax in cash, or, if the applicable Option Agreement, SAR Agreement or Restricted Stock Agreement provides, a Key Employee may elect to have the number of shares of Stock he is to receive reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of a grant under this Plan (a "Withholding Election"). A Key Employee may make a Withholding Election only if both the following conditions are met:

          (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

          (b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

     14.4 Construction. This Plan shall be construed under the laws of the State of Florida, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

     14.5 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of an incentive granted under this Plan the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the incentive granted under this Plan or the exercise of rights thereunder.

     14.6 Compliance with Code. All ISOs to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all ISOs granted hereunder shall be construed in such manner as to effectuate that intent.

     14.7 Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Key Employee, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Key Employee, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Key Employee.

     14.8 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any incentive granted under this Plan so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.


     14.9 Effective Date of Plan. The Plan shall become effective upon the date the Plan is approved by the shareholders of the Company.


                                          HUGHES SUPPLY, INC.

                                          By:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

ATTEST:

By:
--------------------------------------

Title:
--------------------------------------

           [CORPORATE SEAL]

                               HUGHES SUPPLY LOGO

                                                                       APPENDIX


                             HUGHES SUPPLY, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 15, 1997, and does hereby appoint David H. Hughes, Robert N. Blackford, and Vincent S. Hughes, and any of them, with full power of substitution, as proxy or proxies of the undersigned, to represent the undersigned and vote all shares of Hughes Supply, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Hughes Supply, Inc. to be held at the principal executive offices of the Company, 20 North Orange Avenue, Suite 200, Orlando, Florida 32801, at 10:00 a.m. on May 20, 1997 and at any ajournment(s) thereof:

        1. Proposal 1: Election of Directors.

           FOR all nominees listed below                   WITHHOLD AUTHORITY to vote
           (except as marked to the contrary below) [ ]    for all nominees listed below [ ]

           CLASS I:  Nominees for a three-year term expiring in 2000:  Robert N. Blackford, H. Corbin Day,
           A. Stewart Hall and Donald C. Martin.

           (INSTRUCTION:  To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)
           ____________________________________________________________________________________________________________

        2. Proposal 2: Proposal to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock, $1.00 par value per share, from 20 million shares to 100 million shares.

                FOR [ ]               AGAINST [ ]         ABSTAIN [ ]

        3. Proposal 3: Proposal to approve the 1997 Executive Stock Plan.

                FOR [ ]               AGAINST [ ]         ABSTAIN [ ]

        4. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or at any adjournment(s) thereof.  This Proxy may be revoked at any time prior to the voting thereof.

                          TO BE SIGNED ON OTHER SIDE

          PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

        This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of Proposals 1, 2 and 3. The proxies may vote in their discretion as to other matters that may properly come before the meeting.


                                        ________ Shares Common Stock

                                        ______________________________________

                                        ______________________________________

                                        Date ___________________________, 1997


                                        Please sign exactly as your
                                        name(s) appear hereon, and when signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, give your full
                                        title as such.  If the signatory is a
                                        corporation, sign the full corporation
                                        name by a duly authorized officer.